                            ARTICLES OF INCORPORATION

                                       OF

                         Cinergy Power Investments, Inc.

          The undersigned, for the purpose of organizing a corporation under the
     General Corporation Law of the State of Ohio, certifies:

               FIRST: The name of the corporation is:

                         Cinergy Power Investments, Inc.

               SECOND: The address of the corporation's registered office in the
          State  of  Ohio  is  the  CT  Corporation  System,  441  Vine  Street,
          Cincinnati, Ohio 45202, County of Hamilton. The name of its registered agent at such address is The CT Corporation System.

               THIRD:  The purpose of the corporation is to engage in any lawful act or activity  for which  corporations  may be  organized  under the
          General Corporation Law of the State of Ohio.

               FOURTH: The total number of shares of stock which the corporation shall have  authority to issue is five hundred  (500) shares of common stock, without par value.

               FIFTH:  The name  and  mailing  address  of the  incorporator  is
          Cecilia Temple,  139 East Fourth Street,  25 AT II,  Cincinnati,  Ohio
          45202.

               SIXTH:  A director  of the  corporation  shall not be  personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary  duty as a director,  except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,  (ii) for acts or  omissions  not in good faith or which involve  intentional  misconduct or a knowing  violation of law, (iii)
          under Section 1701.95 of the Ohio General Corporation Law, or (iv) for
          any transaction from which the director derived any improper  personal benefit. If the Ohio General Corporation Law is amended after the date of the filing of these Articles to authorize  corporate action further eliminating or limiting the personal liability of directors,  then the liability  of  director  of the  corporation  shall be  eliminated  or
          limited  to  the  fullest   extent   permitted  by  the  Ohio  General
          Corporation  Law, as so  amended.  No repeal or  modification  of this
          Article  SIXTH shall apply to or have any effect on the  liability  or alleged  liability  of any  director  of the  corporation  for or with respect to any acts or omissions of such director  occurring  prior to such repeal or modification.

               SEVENTH:  The directors shall have power to make, alter or repeal regulations, except as may otherwise be provided in the regulations.

               EIGHTH:  Elections  of directors  need not be by written  ballot, except as may otherwise be provided in the regulations.

               WITNESS my signature this 5th day of December, 2000.

                               /s/ Cecilia Temple
                               ------------------
                                 Cecilia Temple
                                Sole Incorporator